EXHIBIT 99.1

Joint Press Release: CiG Wireless Corp. Agrees to Acquire Certain Communication Towers and Related Assets From Liberty Towers, LLC

Atlanta, GA and Rockville, MD ― CiG Wireless Corp. (OTCBB: CIGW) (“CiG”) a leading independent owner and operator of wireless communications infrastructure in the United States and Liberty Towers, LLC (“Liberty”), a privately owned, Washington D.C. based communications tower company, jointly announced today that they have entered into an agreement whereby CiG will acquire certain telecommunications assets from Liberty. The assets to be acquired are as follows:

•	Thirty-Eight (38) tower sites that are fully constructed or generating revenue,
•	Two Hundred Fifty-Two (252) work-in-progress sites.

Upon completion of the acquisition, CiG will assume all obligations under contractual agreements pertaining to the assets, including leases, license agreements and permits.

The purchase price for the acquisition is $33,215,000, which will consist of payments to be made in cash and restricted shares of CiG common stock. The target closing date for the transaction is June 30, 2013. The closing will be subject to completion of satisfactory due diligence by CiG and other closing conditions.

Additional information related to the transaction is included in a Form 8-K filing which can be viewed at CiG’s website.

“We look forward to completing this acquisition,” said Paul McGinn, President and CEO of CiG. “The Liberty portfolio will significantly expand our tower footprint as well as provide us with excellent future development opportunities.”

“Liberty is looking forward to bringing its base of tower assets and greenfield development opportunities, along with our seasoned industry veterans and diverse industry experience to CiG's business," said Michael Hofe, President and COO of Liberty.

“We look forward to working together and to contributing Liberty’s talents and skills to maximize our new relationship with CiG,” added Eric Sivertsen, CEO of Liberty.

About CiG Wireless Corp.

CiG Wireless Corp. (www.cigwireless.com) is a leading independent owner and operator of wireless communications infrastructure in the United States. The primary focus of the Company is leasing antenna space on its multi-tenant towers and rooftops to a variety of wireless service providers under long-term lease contracts. The Company's shares are traded publicly in the US on the OTC Bulletin Board (CIGW) and on the Entry Standard of the Frankfurt Stock Exchange under the symbol (6CW).

About Liberty Towers, LLC

Liberty Towers, LLC (www.libertytowers.com) is a communications tower company which develops, acquires and manages wireless communications towers in the continental United States. Liberty is headquartered in the greater Washington, DC area.

Safe Harbor Statement

This presentation contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These forward-looking statements are based upon currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Our actual results may vary materially from the forward-looking statements as a result of various factors and uncertainties. The Company cannot provide assurances that any projections, goals, future events and other prospective matters described in this press release will be successfully completed or that the Company will realize the anticipated benefits of any transactions. Various risk factors that may affect our business, results of operations and financial condition are detailed from time to time in the Annual Report on Form 10-K and in the Current Reports on Form 8-K and other filings made by the Company with the U.S. Securities & Exchange Commission. The Company undertakes no obligation to update information contained in this presentation.

Contact:

Paul McGinn

Chief Executive Officer

CiG Wireless Corp.

678-332-5000

Patrick Finucane

Corporate Communications

CiG Wireless Corp.

678-332-5010

pfinucane@cigwireless.com

Eric Sivertsen

Chief Executive Officer

Liberty Towers, LLC

202-420-7302